CUSIP No. 68375N103	13D

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: June 29, 2022

[Signature page to follow]

CUSIP No. 68375N103	13D

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly executed and delivered as of the date first written above.

The EGN 2021 Trust

By:	/s/ Coe M. Magruder
Name:	Coe M. Magruder
Title:	Trustee

The GJN 2021 Trust

By:	/s/ Coe M. Magruder
Name:	Coe M. Magruder
Title:	Trustee

By:	/s/ Elizabeth G. Nabel, M.D.
Name:	Elizabeth G. Nabel, M.D.
Title:	Trustee

The Nabel Family Investments LLC

By:	/s/ Gary J. Nabel, M.D., Ph.D.
Name:	Gary J. Nabel, M.D., Ph.D.
Title:	Authorized Representative

/s/ Gary J. Nabel, M.D., Ph.D.
Gary J. Nabel, M.D., Ph.D.

/s/ Elizabeth G. Nabel, M.D.
Elizabeth G. Nabel, M.D.

/s/ Coe M. Magruder
Coe M. Magruder